EXHIBIT 32.1

The following certification is provided by the undersigned Chief Executive Officer and Chief Financial Officer of Saxon Capital, Inc. on the basis of such officer’s knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

CERTIFICATION

In connection with the Quarterly Report of Saxon Capital, Inc. (the “Company”) on Form 10-Q/A for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on July 14, 2006 (the “Report”), the undersigned, as Chief Executive Officer and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 14, 2006	/s/ Michael L. Sawyer
Michael L. Sawyer
Chief Executive Officer

/s/ Robert B. Eastep
Robert B. Eastep
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This certification accompanies the Report and shall not be treated as having been filed as part of the Report.